UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):April 3, 2008
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street
Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On April 3, 2008, the Company reported on its results of operations for its fiscal year ended December 31, 2007 pursuant to the press release attached hereto. Subsequently, the Company has completed the filing of its Form 10-K with the SEC.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On April 7, 2008, the Company received a notice from The Nasdaq Stock Market that it had not received the Company’s Form 10-K for the 2007 fiscal year as required by Marketplace Rule 4310(c)(14) and that the Company’s common stock would be subject to delisting on April 16, 2008 unless the Company appealed that determination. The Company completed its filing of the Form 10-K the same day as the Nasdaq notice was received and has confirmed with the Nasdaq staff that such filing satisfactorily resolves the problem and avoids any delisting attributable to such filing requirement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On April 3, 2008, Advanced Environmental Recycling Technologies, Inc. announced that Mr. Robert Thayer, AERT’s Chief Financial Officer since September of 2005, has resigned his position effective April 11, 2008 to pursue a senior executive position with a private equity firm. The Company will promptly undertake a search for a new Chief Financial Officer and in the interim, Eric Barnes, the current Chief Accounting Officer will assume the duties previously held by Mr. Thayer, subject to the terms of Mr. Barnes’ existing compensation arrangements with the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press release issued April 3, 2008 announcing fiscal 2007 earnings results and the above-referenced changes in executive officers.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
By:	/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman and Chief Executive Officer

Date: April 8, 2008

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